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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
NAVTEQ CORPORATION
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2005

Dear Stockholder:

        It is my pleasure to invite you to attend our Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 11, 2005 at 9 a.m. Central Daylight Time at the Holiday Inn Chicago Mart Plaza, Brio Ballroom, 15th Floor, 350 North Orleans Street, Chicago, Illinois 60654. The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting and the requirements to gain admission to the meeting.

        It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible or vote through the Internet in the manner described on the proxy card. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you may be able to vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form if available from your bank or brokerage firm.

        I look forward to seeing you on May 11.

Sincerely,

Judson C. Green President and Chief Executive Officer

NAVTEQ CORPORATION
222 Merchandise Mart, Suite 900
Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 11, 2005
9 a.m. Central Daylight Time

April 1, 2005

Dear Stockholder:

        You are invited to the Annual Meeting of Stockholders of NAVTEQ Corporation. We will hold the meeting at 9 a.m. Central Daylight Time on May 11, 2005 at the Holiday Inn Chicago Mart Plaza, Brio Ballroom, 15th Floor, 350 North Orleans Street, Chicago, Illinois 60654. At the meeting, we will ask you to:

  •
  Elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

  •
  Vote on any other business properly brought before the meeting.

        Our Board of Directors recommends you vote "FOR" the election of each of the nominees to the Board.

        The Board of Directors has fixed March 18, 2005 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

        Your vote is important. To be sure your vote counts and assure a quorum, please vote as soon as possible whether or not you plan to attend the meeting. If you hold your shares in registered form, please sign, date and return your proxy card or vote through the Internet in the manner described on the proxy card. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you may be able to vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form if available from your bank or brokerage firm.

                      By Order of the Board of Directors

                      Lawrence M. Kaplan
                      Senior Vice President, General Counsel and
                      Secretary

NAVTEQ CORPORATION
222 Merchandise Mart, Suite 900
Chicago, Illinois 60654

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To be held on Wednesday, May 11, 2005

INFORMATION CONCERNING VOTING AND SOLICITATION

General

        The enclosed proxy is solicited on behalf of the Board of Directors of NAVTEQ Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 11, 2005 at 9 a.m. Central Daylight Time at the Holiday Inn Chicago Mart Plaza, Brio Ballroom, 15th Floor, 350 North Orleans Street, Chicago, Illinois 60654, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. We first mailed this proxy statement and the accompanying form of proxy on or about April 1, 2005.

Agenda Items

        The agenda for the Annual Meeting is to:

  1.
  Elect seven directors; and

  2.
  Conduct other business properly brought before the meeting.

Who Can Vote

        You can vote at the Annual Meeting if you are a holder of our common stock, $.001 par value per share ("Common Stock"), on the record date. The record date is the close of business on March 18, 2005. You will have one vote for each share of Common Stock held on all matters to be voted upon at the meeting. As of March 18, 2005, there were 89,562,092 shares of Common Stock outstanding and entitled to vote.

How to Vote

For Shares Held Directly in the Name of the Stockholder

        If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of three ways:

  •
  In Person. If you choose to vote in person, you can come to the Annual Meeting and cast your vote in person; or

  •
  Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the nominees for director set forth in this Proxy Statement. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

  •
  Voting via the Internet. If you choose to vote via the Internet, you may vote at the following web address: http://www.computershare.com/us/proxy. Votes submitted through the Internet must be received by 1:00 a.m. (Central Daylight Time) on May 11, 2005.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

        If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

  •
  In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person;

  •
  Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

  •
  Voting By Telephone or Internet. If you choose to vote by telephone or Internet and your bank or brokerage firm has arranged for such voting, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies

        All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies "FOR" the nominees for director. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Broker Non-Votes

        A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the Annual Meeting and are not permitted to vote those undirected shares on specified matters under applicable stock exchange rules. We believe that since the only matter being voted upon at the Annual Meeting is the election of directors, which is not among the specified matters that banks and brokerage firms are prohibited from voting undirected shares, there will be no broker non-votes at the Annual Meeting.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Stockholder

        If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by any of the following:

  •
  Submitting a later-dated proxy by mail or via the Internet;

  •
  Sending a written notice to the Secretary of NAVTEQ. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

  NAVTEQ Corporation
  222 Merchandise Mart, Suite 900
  Chicago, Illinois 60654
  Attention:    Lawrence M. Kaplan
                       Senior Vice President, General Counsel and Secretary

  •
  Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

        If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

  •
  Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

  •
  Submitting a later-dated telephone or Internet vote, to the extent available, in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

  •
  Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Quorum Requirement

        We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action

        Directors are elected by a plurality of the vote of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect on the election of directors. Under our by-laws, the affirmative vote of shares representing a majority of the voting power present at the meeting in person or by proxy is required for all other items. For this purpose, abstentions have the same effect as votes cast against a particular proposal and broker non-votes are not considered to be shares entitled to vote (other than for quorum purposes), and therefore have no effect on the outcome of any proposal. In the absence of specific direction, shares represented by a proxy will be voted "FOR" the election of all director nominees.

Attendance at the Annual Meeting

        In order to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of Common Stock as of the close of business on March 18, 2005. If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may use the top portion of the proxy card as your admissions ticket along with appropriate photo identification. You will also be admitted to the meeting if you are listed as a stockholder of record as of March 18, 2005 and bring proof of identification. If you hold your shares through a bank, brokerage firm or other nominee, you will need to bring a copy of the voting instruction card or you will need to provide proof of identification and proof of ownership by bringing a copy of a brokerage or bank statement showing your share ownership as of the record date. We can also admit anyone else to the meeting upon our discretion.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

        The names of persons who are nominees for director and their age, positions and offices with NAVTEQ are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. The authorized number of directors is currently seven. Each of the current directors has been nominated by our Board of Directors based on the recommendation Nominating and Corporate Governance Committee for election and has decided to stand for re-election. Mr. Miller, Mr. Galvin and Mr. Kimsey, three of our current directors, were appointed by the Board of Directors since our last annual meeting of stockholders to fill vacancies on the Board. Mr. Miller and Mr. Galvin were recommended by investment banking firms. Mr. Kimsey was recommended by a third party search firm which identified and interviewed potential candidates, checked references and presented candidates.

        Proxies may not be voted for more than seven directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy or the size of the Board of Directors may be reduced. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Stockholders may not cumulate votes in the election of directors.

        The Board of Directors recommends a vote FOR the election of all the nominees set forth below.

Name	Age	Positions and Offices Held with NAVTEQ
Richard J. A. de Lange	59	Director
Christopher Galvin	54	Director—Chairman of the Board
Judson C. Green(1)	52	Director—President and Chief Executive Officer
Wilhelmus C. M. Groenhuysen(2)	47	Director
William Kimsey	62	Director
Scott D. Miller	52	Director
Dirk-Jan van Ommeren	54	Director

(1)
Serves as a member of the Board of Directors pursuant to the terms of his employment agreement.

(2)
NavPart I B.V., one of our stockholders, has agreed that so long as Philips Electronic Services B.V. holds 25% or more of our common stock, NavPart I B.V. will vote its shares in support of electing three Philips designated directors to our Board of Directors. Currently, Mr. Groenhuysen is the only Philips-designated director.

Business Experience of Nominees

        Richard J. A. de Lange has served as a member of our Board of Directors since June 1996 and was the Chairman of our Board of Directors from October 1999 until October 2004. He joined Philips Electronics Nederland B.V. in 1970 and held various positions of increasing responsibility within Philips until June 2002. Mr. de Lange was Chairman and Chief Executive Officer of the board of management of Philips Electronics Nederland B.V. from October 1998 to June 2002. Beginning September 2003, Mr. de Lange has served as an advisor to the Board of United Pan-Europe Communications Inc. From March 1996 until September 2003, he was a member of the Supervisory Board of United Pan-Europe Communications N.V. Mr. de Lange is also Chairman of the Dutch Society of Industry and Commerce and acting Chairman of EnergieNed, the federation of energy companies in The Netherlands.

        Christopher Galvin has served as a member and the non-executive chairman of our Board of Directors since October 2004. From 1999 to 2003, Mr. Galvin was Chairman of the Board and CEO of Motorola Inc. Mr. Galvin joined Motorola Inc. in 1973 and served that company in numerous senior executive positions over three decades. He was appointed to the role of senior vice president and the chief corporate staff officer at Motorola in January 1988, and became a member of the Policy and Operating Committees of the corporation. He was elected President and Chief Operating Officer in 1993 and was promoted to Chief Executive Officer in 1997. Mr. Galvin serves on Bechtel Corporation's Board of Counselors; Northwestern University Board of Trustees Executive Committee; Advisory Committee to the Chief Executive of Hong Kong and Tienjin, China; American Enterprise Institute Board; member of the Legion D'honneur, Business Council (US); American Society of Corporate Executives; Past Chair of the US-China Business Council; former member of US Department of Defense Science Board; and former Director of the Rand Corporation.

        Judson C. Green has served as our President and Chief Executive Officer and as a member of our Board of Directors since joining us in May 2000. Previously, Mr. Green was the President of Walt Disney Attractions, the theme park and resort segment of The Walt Disney Company, from August 1991 until December 1998, and Chairman from December 1998 until April 2000. Prior to his positions at Walt Disney Attractions, he served as Chief Financial Officer of The Walt Disney Company from December 1989 until August 1991. Mr. Green is also currently a director of Harley-Davidson, Inc.

        Wilhelmus C.M. Groenhuysen has served as a member of our Board of Directors since September 2003. Since August 2002, he has been Senior Vice President and Chief Financial Officer of Philips Electronics North America Corporation. From September 1997 until August 2002, Mr. Groenhuysen was Senior Vice President and Chief Financial Officer of Philips Lighting's Lighting Electronics Business Group. From September 1994 until

September 1997, he was Chief Financial Officer of Philips Electronics Thailand Ltd. Before that, Mr. Groenhuysen had various responsibilities within the Philips Electronics Group since joining Philips in the Netherlands in 1987.

        William L. Kimsey has served as a member of our Board of Directors since October 2004. From 1998 to 2002, Mr. Kimsey was Global Chief Executive Officer and a member of the Global Executive Board of the public accounting firm of Ernst & Young. Mr. Kimsey has more than 30 years of experience, all gained at Ernst & Young and its predecessor, Arthur Young & Company. Mr. Kimsey is also a director of Accenture Ltd., Parsons Corporation, Royal Caribbean Cruises, Ltd. and Western Digital Corporation. Mr. Kimsey is a certified public accountant and is a member of the American Institute of Certified Public Accountants.

        Scott D. Miller has served as a member of our Board of Directors since August 2004. Since March 2004, Mr. Miller has concurrently served as the President and CEO of the Six Sigma Academy, the original Six Sigma deployment firm providing progressive Six Sigma training and implementation to companies worldwide, and as Chief Executive Officer of G100, a membership organization providing a forum for CEOs to discuss timely issues with their peers. Previously, Mr. Miller served as Non-Executive Vice Chairman of Hyatt Hotels Corporation, an international hospitality and real estate company based in Chicago, Illinois, from May 2003 through September 2003, as President from December 1999 to April 2003 and as Executive Vice President from August 1997 to December 1999. Prior to joining Hyatt, Mr. Miller was a founding partner and CEO of United Infrastructure, an infrastructure operating and development company in partnership with Peter Kiewit Sons and Bechtel Enterprises. Mr. Miller currently serves on the boards of Schindler Holding Ltd. and Axa Financial, Inc.

        Dirk-Jan van Ommeren has served as a member of our Board of Directors since March 1999. Mr. van Ommeren is also the Chairman of the Board of Managing Directors of Oranje-Nassau Groep B.V. Previously, Mr. van Ommeren was the Managing Director of Oranje-Nassau Groep B.V. from 1996 to 1999. Mr. van Ommeren has also held management positions with Amsterdam Investeringsbank N.V., Westland/Utrecht Hypotheekbank N.V. and Amsterdam-Rotterdam Bank N.V. Mr. van Ommeren also holds positions with VVAA Groep B.V. (member of the Supervisory Board) and Stallergenes S.A. (member of the Supervisory Board).

INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

        During 2004, the Board of Directors held 12 regular and special meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served except Scott Weisenhoff, one of our former directors. While we encourage all members of the Board of Directors to attend annual meetings of our stockholders, there is no formal policy as to their attendance. Five of the six members of the Board of Directors at that time attended the 2004 Annual Meeting of Stockholders.

Independence

        In accordance with the listing standards of the New York Stock Exchange ("NYSE"), a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. Our Board of Directors has affirmatively determined that Mssrs. Galvin, Kimsey, Miller and van Ommeren, representing a majority of the Company's directors, are independent within the meaning of the New York Stock Exchange listing standards. In making this determination, the Board concluded that there were no relevant transactions or relationships between any of these directors, or any of his or her family members, and the Company, its senior management and its independent auditors. The Company's independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

        The presiding director of the executive sessions of non-management directors is our Chairman of the Board (if he or she is independent). If the Chairman of the Board is not independent, then one of the chairs of the standing Board committees who is an independent director presides over such executive sessions. If not otherwise specified by the non-management directors, the director presiding as chair at such meetings rotates among the chair of the Audit, Compensation and Nominating and Corporate Governance committees. Interested parties may communicate with any such director by sending a letter to such director to our corporate headquarters as set forth under "Stockholder Communications" below.

Stockholder Communications

        The Board of Directors provides a process by which stockholders may communicate with the Board, including non-management members. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to any member or the entire Board of Directors of NAVTEQ, c/o Corporate Secretary, 222 Merchandise Mart, Suite 900, Chicago, Illinois 60654. We will forward all mail received at our corporate office that is addressed to the Board of Directors or any member of the Board. On a periodic basis, all such communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the specific Board member to whom the communications are addressed.

Committees

        The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

        The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee. A copy of this charter is attached as Appendix A to this Proxy Statement and is available on our web site at www.navteq.com under "Investor Relations—Corporate Governance." A hard copy of the charter is also available upon written request to the Corporate Secretary, 222 Merchandise Mart, Suite 900, Chicago, Illinois 60654. The Audit Committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our internal audit staff and by our independent auditors. Its duties include:

  •
  selecting independent auditors;

  •
  reviewing the scope of the audit to be conducted by them and the results of their audit;

  •
  approving non-audit services provided to us by the independent auditor;

  •
  reviewing the integrity, adequacy and effectiveness of our financial reporting process and internal controls;

  •
  assessing our financial reporting practices, including the disclosures in our annual and quarterly reports and the accounting standards and principles followed; and

  •
  conducting other reviews relating to compliance by our employees with our policies and applicable laws.

        Members:    Mr. Kimsey (Chairman), Mr. Miller and Mr. van Ommeren. The Board of Directors has determined that all of the members of the Audit Committee are "independent" as defined by the applicable rules and regulations of the New York Stock Exchange and the SEC and that Mr. Kimsey and Mr. van Ommeren are each "audit committee financial experts" as that term is defined in the SEC's rules and regulations. In addition, the Board has determined that Mr. Kimsey's service on the audit committees of three other public companies will not impair Mr. Kimsey's ability to serve on our Audit Committee.

        Number of Meetings in 2004:    7

Compensation Committee

        The Board of Directors has adopted a written charter that outlines the duties of the Compensation Committee. A copy of this charter is available on our web site at www.navteq.com under "Investor Relations—Corporate Governance." A hard copy of the charter is also available upon written request to the Corporate Secretary, 222 Merchandise Mart, Suite 900, Chicago, Illinois 60654. This committee's primary responsibility is to discharge our Board's responsibilities relating to compensation of our senior executives. Its duties include:

  •
  developing guidelines and reviewing the compensation and performance of our executive officers, setting the compensation of the Chief Executive Officer and evaluating his performance based on corporate goals and objectives;

  •
  making recommendations to the Board with respect to incentive compensation plans, equity-based plans and deferred compensation plans; and

  •
  reviewing director compensation levels and practices, and recommending, from time to time, changes in such compensation levels and practices to the Board.

        Members:    Mr. de Lange (Chairman), Mr. Galvin and Mr. Miller. All of the members of the Compensation Committee are "independent" as defined by the applicable rules and regulations of the New York Stock Exchange except Mr. de Lange.

        Number of Meetings in 2004:    9

Nominating and Corporate Governance Committee

        Our Board of Directors formed the Nominating and Corporate Governance Committee effective upon completion of our initial public offering in August 2004. Prior to our initial public offering, we did not have a specific process to consider director candidates recommended by security holders although Philips Consumer Electronics Services B.V. had rights to designate certain members of the Board. A copy of the charter for the Nominating and Corporate Governance Committee as well as our Corporate Governance Guidelines are available on our web site at www.navteq.com under "Investor Relations—Corporate Governance." A hard copy of the charter and our Corporate Governance Guidelines are also available upon written request to the Corporate Secretary, 222 Merchandise Mart, Suite 900, Chicago, Illinois 60654. The principal duties of the Nominating and Corporate Governance Committee include, among other things, the selection of potential candidates for our Board of Directors and the development and annual review of our governance principles. This committee also oversees the annual self-evaluations of our Board and its committees and makes recommendations to our Board of Directors concerning the structure and membership of the other Board committees.

        Members:    Mr. Galvin (Chairman), Mr. de Lange and Mr. Miller. All of the members of the Nominating and Corporate Governance Committee are "independent" as defined by the applicable rules and regulations of New York Stock Exchange except Mr. de Lange.

        Number of Meetings in 2004:    2

        The Nominating and Corporate Governance Committee will consider nominees for director based on various factors, which include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board and other qualifications set forth in our Corporate Governance Guidelines. There are no minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. Candidates may come from current Board members, management or professional search firms. The Nominating and Corporate Governance Committee will also consider director candidates that are recommended by stockholders, provided that a complete description of the nominees' qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Any such recommendations must be submitted to the Nominating and Corporate Governance Committee in the manner set forth under "Stockholder Communications" above. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders as discussed above. Stockholders may also nominate candidates by submitting such nominees to the Corporate Secretary in writing in compliance with the procedures outlined under the heading "Stockholder Proposals for the 2006 Annual Meeting" and should not include self-nominations.

Code of Ethics

        We have adopted a code of ethics, known as our Code of Ethics and Business Conduct, that applies to all directors and employees including our principal executive officer, principal financial officer, principal accounting officer and controller and persons performing similar functions. This code of ethics can be found on our web site at www.navteq.com by completing the following steps:

  •
  First, Click on Investor Relations;

  •
  Click on Corporate Governance; and

  •
  Finally, click on either Code of Conduct—NA, or Code of Conduct—EU, for our North America and European codes of ethics, respectively.

Stockholders may also obtain a copy of the Code of Ethics and Business Conduct by submitting a request for such copy to NAVTEQ, c/o Corporate Secretary, 222 Merchandise Mart, Suite 900, Chicago, Illinois 60654.

Board of Directors Compensation

        We pay each member of our Board of Directors, other than those who are our employees or employees of our affiliates, an annual retainer of $40,000 for service on the Board and $1,500 for each Board meeting attended by the member in excess of four meetings each year. Each member of our Board of Directors serving on one of our committees receives an additional annual fee of $6,000 for each committee upon which the member serves. In addition, the Audit Committee chairman receives an additional annual fee of $10,000 and the chairman of any other committee receives an additional annual fee of $5,000. We also annually award stock options valued at an amount of $60,000 and restricted stock units valued at an amount of $30,000 to each member of our Board of Directors, other than those who are our employees or employees of our affiliates. The exercise price of options granted to members of our Board have been and will be equal to the closing price of our common stock on the date of grant, except for the options that were granted on the date of our initial public offering which had an exercise price equal to the initial public offering price. We also reimburse members of our Board of Directors for travel, lodging and other reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

SECURITY OWNERSHIP OF NAVTEQ

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2005, by the following individuals, entities or groups:

  •
  each person or entity who we know beneficially owns more than five percent of our outstanding common stock;

  •
  each of the named executive officers;

  •
  each director and nominee; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and restricted stock units held by that person that are currently exercisable, or will become exercisable or vested, within 60 days after March 1, 2005 are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

        Applicable percentage ownership in the following table is based on 89,296,408 shares of common stock outstanding as of March 1, 2005. Unless otherwise indicated, the address for each stockholder listed in the table is c/o NAVTEQ Corporation, 222 Merchandise Mart Plaza, Suite 900, Chicago, Illinois 60654.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF SHARES BENEFICIALLY OWNED
Five Percent Stockholders:
Philips	33,101,305	(1)	37.1%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	5,884,396	(2)	6.6%
Prudential Financial Inc. 751 Broad Street Newark, New Jersey 07102-3777	4,975,253	(3)	5.6%
Directors and Named Executive Officers:
Richard J. A. de Lange	1,614	(4)	*
Christopher Galvin	0		*
Judson C. Green	2,693,514	(5)	2.9%
Wilhelmus C. M. Groenhuysen	1,500	(6)	*
William Kimsey	0		*
Scott D. Miller	20,000		*
Dirk-Jan van Ommeren	1,614	(7)	*
David B. Mullen	172,826	(8)	*
M. Salahuddin Khan	148,401	(9)	*
John K. MacLeod	202,485	(10)	*
Denis M. Cohen	189,416	(11)	*
Total of all Directors and Executive Officers	3,661,716	(12)	4.0%

*
Less than 1%.

(1)
These shares are held of record by Philips Consumer Electronics Services B.V. ("Philips B.V."), an indirect wholly-owned subsidiary of Koninklijke Philips Electronics N.V. ("Royal Philips Electronics" or "Philips"). See "Related Party Transactions" for information regarding material relationships between us and Philips.

(2)
Beneficial ownership information is based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2005 by FMR Corp. with respect to its ownership of our common stock as of December 31, 2004 According to the schedule, FMR Corp. has the sole power to vote or to direct the vote of 1,749,670 shares and sole power to dispose or direct the disposition of 5,884,396 shares. According to the schedule, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 4,135,156 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, (ii) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 976,530 shares of our common stock as a result of its serving as investment manager of the institutional accounts, (iii) Strategic Advisers, Inc. is the beneficial owner of 10 shares of our common stock and (iv) Fidelity International Limited is the beneficial owner of 772,700 shares of our common stock.

(3)
Beneficial ownership information is based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2005 by Prudential Financial Inc. with respect to ownership of our common stock as of December 31, 2004. According to the schedule, Prudential Financial Inc. has sole voting and dispositive power with respect to 376,000 shares and shared voting and dispositive power with respect to 4,599,253 shares. According to the schedule, Prudential Financial Inc. may be deemed to be the beneficial owner of these shares of our common stock by virtue of being the direct or indirect parent of various Registered Investment Advisers and Broker Dealers as detailed in their filing.

(4)
Includes options to purchase 1,273 shares of our common stock exercisable within 60 days of March 1, 2005 and 341 restricted stock units vesting within 60 days of March 1, 2005. Does not include 9,000 shares of common stock of Royal Philips Electronics owned by Mr. de Lange and options to purchase 42,250 shares of common stock of Royal Philips Electronics exercisable within 60 days of March 1, 2005.

(5)
Includes options to purchase 2,439,546 shares of common stock held by Mr. Green exercisable within 60 days of March 1, 2005 and 154,833 restricted stock units vesting within 60 days of March 1, 2005.

(6)
Does not include 1,751 shares of common stock of Royal Philips Electronics, options to purchase 21,850 shares of Royal Philips Electronics common stock exercisable as of February 1, 2005 and bonds convertible into 1,886 shares of common stock of Royal Philips Electronics convertible within 60 days of February 1, 2005 held by Mr. Groenhuysen. Mr. Groenhuysen is an officer of a subsidiary of Philips and disclaims beneficial ownership with respect to the shares owned by or for the benefit of Philips.

(7)
Includes options to purchase 1,273 shares of our common stock held by Mr. van Ommeren exercisable within 60 days of March 1, 2005 and 341 restricted stock units vesting within 60 days of March 1, 2005. Mr. van Ommeren is an officer and director of NavPart I B.V., which owns 2.9% of our common stock as of March 1, 2005, and a director of Stichting Navpart, a foundation organized under the laws of The Netherlands that is the record owner of NavPart I B.V. Mr. van Ommeren disclaims beneficial ownership with respect to the shares of common stock beneficially owned by NavPart I B.V. or Stichting Navpart.

(8)
Includes options to purchase 165,826 shares of common stock held by Mr. Mullen exercisable within 60 days of March 1, 2005.

(9)
Includes options to purchase 148,401 shares of common stock held by Mr. Khan exercisable within 60 days of March 1, 2005.

(10)
Includes options to purchase 199,485 shares of common stock held by Mr. MacLeod exercisable within 60 days of March 1, 2005.

(11)
Includes options to purchase 188,237 shares of common stock held by Mr. Cohen exercisable within 60 days of March 1, 2005.

(12)
Does not include shares beneficially owned by Philips for which Mr. Groenhuysen disclaims beneficial ownership and shares beneficially owned by NavPart I B.V. for which Mr. van Ommeren disclaims beneficial ownership.

Stockholder Return Performance Presentation

        The graph that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended ("Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act"), notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such graph by specific reference. The following Stockholder Return Performance Graph compares the cumulative total stockholder return of our Common Stock against the Russell 1000 Index and the Dow Jones US Technology Index for the period from August 6, 2004, the date of our initial public offering, to December 31, 2004. The comparison assumes $100 was invested on August 6, 2004 in our Common Stock and in each of the Indices and assumes reinvestment of dividends. The historical stock price performance of our Common Stock shown in the performance graph below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG NAVTEQ CORPORATION, THE RUSSELL 1000 INDEX
AND THE DOW JONES US TECHNOLOGY INDEX

	Cumulative Total Return
	8/6/04	12/31/04
NAVTEQ Corporation	$100	$210.73
Russell 1000 Index	$100	$115.75
Dow Jones US Technology Index	$100	$118.90

EXECUTIVE COMPENSATION

        The following table summarizes the compensation earned in the fiscal years ended December 31, 2004, 2003 and 2002 by our president and chief executive officer and the other four most highly paid executive officers whose total salary and bonus awards exceeded $100,000 for the fiscal year ended December 31, 2004. In this document, we refer to these individuals as our "named executive officers."

Summary Compensation Table

			Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year		Salary	Bonus(1)	Other Compensation		Restricted Stock Unit Awards(2)	Shares Underlying Options
Judson C. Green President and Chief Executive Officer	2004 2003 2002		$618,462 600,000 600,000	$950,000 720,000 660,000	$55,246 36,000 36,000	(3) (3) (3)	$13,612,939 — —	— — 2,500,000	(4)
David B. Mullen Executive Vice President and Chief Financial Officer	2004 2003 2002	(6)	$330,000 330,000 19,038	$350,000 200,000 55,000	$12,000 — —	(5)	$123,860 — —	19,400 285,714 —
John K. MacLeod Executive Vice President, Global Marketing and Strategy	2004 2003 2002		$330,000 342,692 330,000	$200,000 200,000 180,000	$12,000 — —	(5)	$144,540 — —	22,630 — 214,286	(4)
M. Salahuddin Khan Senior Vice President, Technology & Development and Chief Technology Officer	2004 2003 2002		$320,000 320,000 322,868	150,000 200,000 180,000	$12,000 — 101	(5)	$140,140 — —	21,950 — 250,000	(4)
Denis M. Cohen Executive Vice President, Sales Europe	2004 2003 2002		$312,115 261,084 230,971	$186,383 122,450 108,322	$4,626 — —	(5)	$113,960 — —	17,840 —214,286	(7)

(1)
Represents amounts earned in the year indicated, but paid in the following year.

(2)
Restricted stock units are securities that require us to deliver one share of our common stock to the holder for each vested unit. Restricted stock units granted to the named executive officers other than Mr. Green, vest in four equal installments beginning on the anniversary of February 2, 2004. The restricted stock units granted to Mr. Green vest in four equal annual installments beginning on the anniversary of April 30, 2004. Mr. Green's restricted stock units were granted prior to our shares being publicly traded, and as such, the value of Mr. Green's restricted stock units set forth above is based on our initial public offering price of $22.00 per share. The aggregate number of restricted stock units outstanding as of December 31, 2004 was 643,083 with an aggregate value of $29,813,328 based on the closing price of our common stock at the close of business on December 31, 2004. To the extent we pay dividends to holders of our common stock, we will also pay dividends to holders of restricted stock units which will be credited to the holder's account and reinvested in restricted stock units based on the fair market value at that time.

(3)
Represents an allowance for business expenses in all years and life insurance premiums in 2004.

(4)
Represents options to purchase common stock granted in connection with the cancellation of options pursuant to our stock option exchange in 2001.

(5)
Represents an allowance for automobiles.

(6)
Mr. Mullen's compensation for 2002 was based on a partial year of employment as he joined us in December 2002.

(7)
Includes options to purchase 107,143 shares of common stock granted in connection with the cancellation of options pursuant to our stock option exchange in 2001.

        The target level of bonuses for each of the named executive officers is initially set forth in each of their respective employment agreements and is based on competitive market data by position and internal comparable position. Our Compensation Committee is responsible for determining and approving the bonus for our President and Chief Executive Officer. Our President and Chief Executive Officer determines and recommends to the Compensation Committee for approval the actual amounts of the bonuses for each of the other named executive officers each year. The bonus for each of the named executive officers is based primarily on:

  •
  our performance for the applicable year with respect to revenues, operating income and operating expenses, both overall and versus the budgeted amounts for the year, as well as any major accomplishments by us for the year; and

  •
  the respective named executive officer's individual performance in terms of achieving designated corporate and divisional initiatives, driving the overall performance of such officer's area of responsibility, satisfying financial goals and demonstrating expected leadership qualities.

        The bonuses for each of the named executive officers for each of the last three fiscal years were between 55% and 125% of the targeted amounts, not including bonuses for partial years or a one-time bonus payable to each of Mr. Green and Mr. Mullen of $200,000 and $150,000, respectively, in connection with the successful completion of the initial public offering.

Option Grants

        The following table contains information concerning the grant of options to purchase shares of our common stock to each of the named executive officers during the fiscal year ended December 31, 2004. The percentage of total options granted to employees set forth below is based on an aggregate of 507,770 shares subject to options granted in 2004.

Option Grants In Last Fiscal Year

		Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in 2004
	Number of Securities Underlying Options Granted
Name			Exercise or Base Price ($/Share)	Expiration Date
					5%(2)	10%(2)
David B. Mullen	19,400	3.8%	$22.00	8/6/14	$268,412	$680,209
John MacLeod	22,630	4.5%	$22.00	8/6/14	$313,101	$793,461
M. Salahuddin Khan	21,950	4.3%	$22.00	8/6/14	$303,693	$769,618
Denis M. Cohen	17,840	3.5%	$22.00	8/6/14	$246,829	$625,512

(1)
Each option becomes exercisable as to 25% of the underlying shares on February 1, 2005 and as to approximately 2.08% of the underlying shares per month thereafter until February 1, 2008. Upon a change of control, these options will terminate and become fully vested and exercisable prior to the closing of the transaction unless provision is made in the transaction for continuation or assumption of the options or the substitution of equivalent awards are granted.

(2)
Based upon exercise price of option.

Aggregated Options Exercised During 2004 and Options Values at December 31, 2004

        The following table contains information regarding options exercised during 2004 and unexercised options held at December 31, 2004, by the named executive officers.

			Number of unexercised options at December 31, 2004 (#)	Value of unexercised in-the-money options at December 31, 2004 ($)(1)
Name	Shares acquired on exercise(#)	Value realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Judson C. Green	15,000	$654,750	2,485,000/0	$111,725,600/0
David B. Mullen	None	None	142,857/162,257	$5,802,851/$6,275,435
John K. MacLeod	None	None	214,285/22,630	$9,634,254/$551,267
M. Salahuddin Khan	None	None	249,999/21,950	$11,239,955/$534,702
Denis M. Cohen	None	None	174,106/58,018	$7,827,806/$2,240,985

(1)
Based upon the closing price of our common stock on December 31, 2004, which equaled $46.36 per share.

Report of the Compensation Committee on Executive Compensation

        The Report of the Compensation Committee on Executive Compensation that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference except to the extent we incorporate such Report by specific reference.

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

        The Compensation Committee of the Board of Directors administers the Company's executive officer compensation program, including determining the nature and amount of compensation to be paid to the Company's executive officers, establishing performance-based criteria and goals related to compensation and evaluating the performance of the Company's Chief Executive Officer and other executive officers in light of the criteria and goals. In addition, the Compensation Committee administers the Company's stock plans with respect to the Company's officers (as defined by Rule 16a-1 of the rules and regulations of the Exchange Act).

        Prior to the Company's initial public offering in August 2004, the Company's Compensation Committee was comprised of Richard de Lange, Dirk-Jan van Ommeren and Wilhelmus Groenhuysen. Mr. Groenhuysen was elected to the Committee shortly after William Curran's resignation from the Board of Directors and the Compensation Committee in January 2004. Upon the closing of the initial public offering, Mr. Groenhuysen resigned from the Committee, and Scott Miller was elected to fill the vacancy. In October 2004, Christopher Galvin was elected to the Board as Chairman and, at that time, Mr. van Ommeren resigned from the Compensation Committee, and Mr. Galvin was elected to fill the vacancy.

Compensation Philosophy

        The primary goals of the Committee in implementing the Company's executive compensation program and assessing compensation alternatives are:

  •
  to provide competitive levels of overall compensation to Company executive officers in order to enable the Company to attract and retain highly-qualified executives;

  •
  to motivate executive officers to achieve the Company's short-term and long-term business objectives and reward those executive officers for their achievements of these objectives;

  •
  to meaningfully relate executive compensation to the Company's performance, including aligning executive compensation with long-term increases in stockholder value.

        The executive officer compensation program consists primarily of three integrated elements:

  •
  base salary;

  •
  bonus awards; and

  •
  equity-based awards (including stock options and restricted stock units).

        The Committee reviews the executive compensation program annually to ensure that each component and the overall package are competitive. The Committee believes that a competitive compensation program is necessary to attract and retain the executive talent required to lead the Company. Industry, peer group and other public-company survey results are considered in making compensation decisions to align the Company's practices with other companies in the industry. The Committee looks beyond the competitive data in its deliberations on executive officers and places great weight on individual job performance. The Committee also considers the financial performance of the Company and the yearly evaluations of the executive officers presented to the Committee by Mr. Green, the President and Chief Executive Officer.

Base Salary

        The Committee reviews officers' base salaries annually and in connection with promotions. The Committee takes into consideration the market data discussed above and Mr. Green's evaluations and recommendations regarding salary, including factors such as the executive's individual performance during the past fiscal year, the individual executive's duties and responsibilities (including any changes thereto from prior years), the individual executive officer's level of experience and the Company's overall financial performance. The Committee then approves, with any modifications it considers appropriate, the annual salary for the next fiscal year.

        In connection with the evaluation made at the end of fiscal year 2003, salary increases were given to six executive officers in fiscal year 2004. These salary increases were the first increases given to executive officers in two years. Total salaries paid in fiscal year 2004 to the named executive officers is shown in the Summary Compensation Table under "Salary."

Bonus Awards

        The parameters of the Company's bonus award program are intended to reflect the Committee's belief that a material portion of the annual compensation of each executive officer should be contingent upon the Company's achievement of its financial performance and strategic goals and the individual executive officer's contribution to the achievement of those goals. The executive officers' goals are set yearly based upon management's operating plan and budget for the coming fiscal year as approved by the Board of Directors as well as specific performance requirements for the individual executive officer.

        The Committee sets targeted bonus payments for each executive officer. Such targets normally are a percentage of the executive's base salary and the percentage is based primarily on the executive officer's level of responsibility. In addition to establishing a bonus pool with bonus payments tied to the achievement of these financial and strategic performance goals, the Committee may also authorize the payment of additional bonuses to executive officers on a discretionary basis, with such payments based on other financial and non-financial achievements of the Company and/or individual executive officers. The amount of the bonus awards paid to the named executive officers is shown in the "Bonus" column in the Summary Compensation Table.

Equity-Based Awards

        The Committee has authorized the grant and award of stock options and restricted stock units to each of the officers in 2004 in accordance with the Company's 2001 Stock Incentive Plan. The Committee's goal in authorizing such grants to the officers is to create an important link between executive compensation and long-term increases in the value of the Company. The Committee determined the number of options and restricted stock units to be granted based on a variety of factors, including the individual officer's contributions and expected future contributions to the Company's success, prior equity grants and current equity ownership, the perceived need to provide an incentive for the officer to continue service with the Company over the long-term and option and restricted share awards made by competitors and peer companies. All grants are subject to periodic vesting provisions intended to encourage officers to remain employed by the Company. The Committee also considered the potential dilutive effect on the Company's stockholders of the issuance of options and restricted stock units that may be exercised for or converted into shares of Company common stock.

        In fiscal year 2004, option grants to officers were granted at the fair market price on date of grant, and options and restricted stock units generally expire ten years after the date of the grant. For options, 25% of the options vest after one year from February 1, 2004, and the remainder of the options vest in equal portions over the subsequent thirty-six months. For the restricted stock units, 25% of the restricted stock units vest one year from February 1, 2004 (April 30, 2004 for Mr. Green) and on each of the three subsequent anniversaries thereof. Options granted in fiscal year 2004 to the named executive officers are shown in the Summary Compensation Table under "Shares Underlying Options" and "Restricted Stock Unit Awards."

CEO Compensation

        Judson C. Green has served as President and Chief Executive Officer of the Company since May 8, 2000. Mr. Green's original employment agreement with the Company provided for a base salary of not less than $600,000, a target bonus of 100% of his base salary and a grant of 2,500,000 stock options vesting over a four-year period. The Board of Directors had the right under Mr. Green's original employment agreement to increase his base salary from time to time, but did not do so. In 2004, the original employment agreement was replaced with an amended and restated employment agreement which became effective April 30, 2004. The amended and restated employment agreement, which was approved by the Compensation Committee and the Board of Directors, provides for a base salary of $630,000, a target bonus of 100% of base salary, and an award of 619,335 restricted stock units vesting ratably over four years. In arriving at the terms of Mr. Green's Amended and Restated Employment Agreement, the Committee adhered to the same general compensation principles described above, and also took into consideration input from independent compensation consultants retained by the Committee.

        Mr. Green's Amended and Restated Employment Agreement provides that one half of his bonus is subject to Mr. Green's achievement of applicable Company milestones and objectives established annually by the Compensation Committee, and the other half is subject to his achievement of personal objectives established annually by the Committee. The Committee set Mr. Green's fiscal year 2004 bonus amount based on these criteria. The Committee determined that Mr. Green achieved or exceeded all of his Company milestones and objectives and personal objectives established by the Committee for fiscal year 2004. The Committee also considered Mr. Green's contribution during 2004 to the Company's initial public offering. The Committee in its discretion awarded Mr. Green an annual bonus award of $750,000, plus an additional one-time bonus award of $200,000 to reward him for the Company's performance in executing the initial public offering.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

        The Internal Revenue Code precludes the Company from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation Table. Certain performance-based compensation is specifically exempt from the deduction limit. The Company's policy is to qualify, to the extent deemed reasonable by the Committee, the compensation of executive officers for deductibility under applicable tax laws and the Company's incentive plans and awards are designed accordingly. Nonetheless, a portion of Mr. Green's bonus for fiscal year 2004 may not qualify for deductibility under the Internal Revenue Code. The Committee felt Mr. Green's bonus was appropriate to reward him for his performance which should lead to longer term success and profitability.

The Compensation Committee
Richard J.A. de Lange (Chairman)
Christopher Galvin
Scott D. Miller

Compensation Committee Interlocks and Insider Participation

        The current members of our Compensation Committee are Mr. de Lange, Mr. Galvin and Mr. Miller. None of these individuals were at any time during fiscal year 2004 an officer or employee of ours. In addition, none or our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Mr. de Lange was employed by Philips until June 2002. In addition, Mr. Groenhuysen, an employee of Philips, served on our Compensation Committee until our initial public offering in August 2004. See "Related Party Transactions" for information regarding transactions between us and Philips.

  Employment Agreements

        We have entered into written employment agreements with our named executive officers, the terms of which are summarized below.

President and Chief Executive Officer

        Judson C. Green, our President and Chief Executive Officer, has an employment agreement with us which was amended and restated as of April 30, 2004. The new employment agreement will continue until Mr. Green's death or disability or until otherwise terminated by either party. The new employment agreement provides Mr. Green a base salary of $630,000 per annum with a targeted annual bonus of 100% of his base salary. One-half of his bonus is subject to Mr. Green's achievement of applicable corporate milestones and objectives established by the Board of Directors and the other half is subject to Mr. Green's achievement of personal objectives established by the Board of Directors. Mr. Green is also entitled to reimbursement for his travel expenses and an allowance of $3,000 per month for certain business-related expenses, additional term life insurance protection and certain post-termination medical coverage. Mr. Green is subject to a non-compete and non-solicitation provision, which will continue for a period of one year beyond the termination of his employment agreement.

        Mr. Green's new employment agreement provides that in the event that Mr. Green's employment is terminated at any time prior to the date Mr. Green attains age 65 by us without cause or by Mr. Green as a result of our breach of the employment agreement or by Mr. Green as a result of good cause (defined as a significant diminution of his duties and/or a reduction in his base annual compensation and/or target bonus) or for any reason during the seventh month after a change of control, Mr. Green will be entitled to certain severance benefits equal to two years base salary and bonus and accelerated vesting of his equity and incentive awards. The failure of Mr. Green to be elected and continue as a director on our Board of Directors, other than as a result of his voluntary resignation, will constitute a breach of the employment agreement by us.

        In connection with his employment, Mr. Green was granted an option on May 1, 2000 to acquire 2,500,000 shares of our common stock at an exercise price of $11.90 per share, subject to vesting at a rate of 25% per year, commencing with 25% of the shares subject to the option vesting on the date of grant. Pursuant to our offer to exchange the options granted to Mr. Green and others in 2001, these options were canceled on October 1, 2001, and new options for the same number of shares were granted on May 15, 2002. The exercise price of the new options granted on May 15, 2002 equaled $1.40 per share, which was determined by our Board of Directors to be the fair market value of our common stock on the date of the grant. The options Mr. Green received in exchange for his tendered options have the same vesting as his tendered options. Mr. Green's vested options will be exercisable for the full 10-year term, regardless of any termination of his employment, except in the following case: if Mr. Green, prior to a change of control, terminates his employment other than as a result of a breach of his employment agreement by us and/or for good cause, then the vested options will be exercisable for a period of 60 days following the date of employment termination.

        On April 30, 2004, Mr. Green was granted 619,335 restricted stock units in connection with the execution of his new employment agreement. These restricted stock units are generally subject to vesting at a rate of 25% per year, commencing with 25% of the units vesting on April 30, 2005. Mr. Green also has the right under his new employment agreement to purchase up to $5 million of our common stock in connection with an offering by us of shares to the public at the public offering price.

Executive Vice President, Global Marketing and Strategy

        John K. MacLeod is our Executive Vice President, Global Marketing and Strategy. We have entered into an employment agreement dated as of September 18, 2000 with Mr. MacLeod pursuant to which he is entitled to an annual base salary of $300,000 and a discretionary bonus of up to 50% of his base salary. Under the terms of the employment agreement, Mr. MacLeod was also entitled to receive reimbursement for a one time relocation expense within the first year of his employment. In the event that Mr. MacLeod is terminated by us without cause or voluntarily terminates his employment for good reason, he is entitled to receive severance in an amount equal to his base salary in either a lump sum or equal monthly installments for 12 months following his termination, and to continue to participate in all of our benefit programs for which all senior executives are eligible (other than bonus and incentive compensation plans) from the date of termination through the first anniversary of the date of termination. Mr. MacLeod's severance will be reduced on a dollar for dollar basis by the amount of any compensation received by Mr. MacLeod upon his obtaining employment with another employer. Mr. MacLeod has agreed to a non-compete and non-solicitation provision which continues for a period of one year beyond the termination of his employment with us.

        In connection with his employment, we also entered into a stock option agreement with Mr. MacLeod pursuant to which he was granted options to acquire 214,286 shares of our common stock at $15.40 per share. Pursuant to our offer to exchange the options granted to Mr. MacLeod and others in 2001, all of Mr. MacLeod's options were canceled on October 1, 2001, and new options for the same number of shares were granted on May 15, 2002. The exercise price of the new options equaled $1.40 per share, which was determined by our Board of Directors to be the fair market value of our common stock on the date of the grant. These options have fully vested.

Executive Vice President and Chief Financial Officer

        We entered into an employment agreement with David B. Mullen as of December 1, 2002, whereby Mr. Mullen became our Executive Vice President and Chief Financial Officer. The employment agreement terminates on the earlier of Mr. Mullen's resignation, disability, death or termination by the Board of Directors or our CEO with or without cause. Mr. Mullen is entitled to receive a base salary of $330,000 per annum and is eligible to receive an annual bonus of 50% of his base salary. In the event that Mr. Mullen is terminated by us without cause or voluntarily terminates his employment for good reason, he is entitled to (i) receive severance in an amount equal to his base salary plus Mr. Mullen's target bonus amount pro-rated for the year based on the date of termination in either a lump sum or equal monthly installments for 12 months following his termination at our discretion, provided that in the event we elect to pay a lump sum, such payment shall equal the present value of the payments otherwise payable discounted at a rate of 10% per annum, and (ii) continue to participate in all of our benefit programs for which all senior executives are eligible (other than bonus and incentive compensation plans) from the date of such termination through the first anniversary of the date of termination. Mr. Mullen has agreed to a non-compete and non-solicitation provision, which continues for a period of one year beyond the termination of his employment agreement.

        In connection with the employment agreement, we agreed to recommend to the Compensation Committee that Mr. Mullen be granted an option to purchase 285,714 shares of our common stock at a per-share exercise price equal to the fair market value on the date of grant. Mr. Mullen was granted an option to purchase 285,714 shares of our common stock on December 22, 2003 at an exercise price equal to $5.74 per share, which represented a discount to the fair market value of our common stock on the date of grant of $12.04 per share as determined by our Board of Directors. The options were granted at an exercise price less than the fair market value on the date of grant as a result of the delay in granting Mr. Mullen such options following his initial hire date.

Senior Vice President, Technology & Development and Chief Technology Officer

        We entered into a letter agreement dated February 3, 1998 with M. Salahuddin Khan pursuant to which he joined us as Vice President, OEM Marketing. His title has since changed to Senior Vice President, Technology & Development and Chief Technology Officer. Pursuant to the letter agreement, Mr. Khan is entitled to receive a base salary of $225,004 per annum and is eligible to receive annual bonuses of up to 40% of his base salary, subject to his achievement of applicable milestones and objectives. In addition, Mr. Khan received a signing bonus of $25,000. Mr. Khan's current bonus target is 50% of his base salary.

        The letter agreement also provided that if we adopt a long-term incentive plan, it was anticipated that Mr. Khan would receive an option to purchase 42,857 shares of our common stock at fair market value on the date of the grant, with vesting to occur over a four year period. Mr. Khan received an option to acquire 48,214 shares of our common stock at $11.90 per share in connection with his letter agreement. Pursuant to our offer to exchange the options granted to Mr. Khan and others in 2001, all of Mr. Khan's options, including his initial options, were canceled on October 1, 2001, and new options for the same number of shares were granted on May 15, 2002. The exercise price of the new options equaled $1.40 per share, which was determined by our Board of Directors to be the fair market value of our common stock on the date of the grant. These options have fully vested.

        Mr. Khan is an at-will employee and his employment is for no specific term. However, in the event that he is terminated without cause, Mr. Khan is entitled to receive severance pay equal to six months of his base salary plus any earned but unpaid bonuses and the continuation of his benefits for a six-month period. In the event that Mr. Khan has not obtained employment elsewhere at the expiration of the six-month period, we will pay him his base salary for an additional three months or until he receives other employment, whichever occurs sooner.

Executive Vice President, Sales Europe

        We entered into a letter agreement with Denis M. Cohen dated February 13, 1997 pursuant to which Mr. Cohen became President of our principal European operating subsidiary. His title has since changed to Executive Vice President, Sales Europe.

        Pursuant to the letter agreement, Mr. Cohen was entitled to a base annual salary of 1,072,000 French francs (approximately $188,517) plus a signing bonus of 804,000 French francs (approximately $141,387), paid in installments over the term of his employment. In addition, he was eligible to receive an annual performance bonus of up to 50% of his base salary, subject to his achievement of applicable milestones and objectives.

        The letter agreement also provided that it would be recommended to the Board of Directors that Mr. Cohen be granted an option to acquire 14,286 shares of our common stock at the fair market value at the time of grant, these options to vest in equal annual installments over a four year period and subject to Mr. Cohen's continued employment with us. Mr. Cohen received an option to acquire 14,286 shares of our common stock at an exercise price of $11.90 per share in connection with his letter agreement. Pursuant to our offer to exchange the options granted to Mr. Cohen and others in 2001, all of Mr. Cohen's options, including his initial options, were canceled on October 1, 2001, and new options for the same number of shares were granted on May 15, 2002. The exercise price of the new options equaled $1.40 per share, which was determined by our Board of Directors to be the fair market value of our common stock on the date of the grant. These options have fully vested.

        In the event that Mr. Cohen's employment is terminated without cause and in connection with either a change of control or a change in the nature of our business, Mr. Cohen has the option to take a similar position in the United States or receive his base salary and benefits for a period of one year. In the event that Mr. Cohen's employment is terminated without cause for any other reason he is entitled to receive his base salary and benefits for the remainder of the term of his agreement, but in no event for less than a year.

RELATED PARTY TRANSACTIONS

Relationship with Philips

        Principal Stockholder.    As of March 1, 2005, Philips B.V. owned 33,101,305 shares of our common stock (approximately 37.1% of the total issued and outstanding). One of our directors, Mr. Groenhuysen, is employed by a subsidiary of Royal Philips Electronics. Mr. de Lange, another one of our directors, was employed by Royal Philips Electronics or its subsidiaries until June 2002.

        Warrant Agreement.    On April 28, 2004, Philips B.V. exercised its warrants to acquire 3,384,286 shares of our common stock at a purchase price of $0.14 per share. The shares resulting from the exercise of the warrants were not included in Philips' outstanding common stock for purposes of the special cash dividend that was paid to our common stockholders on June 18, 2004.

        Registration Rights Agreement.    On March 29, 2001, concurrently with the execution and delivery of a stock purchase agreement, we entered into a registration rights agreement with Philips B.V. Under the registration rights agreement, we have granted Philips B.V. certain rights to register shares of our common stock owned by Philips for sale under the Securities Act. Philips B.V. may require that we register some or all of its shares at any time, as provided in the agreement. Philips B.V. is entitled to make up to four more demands for registration. We are obligated to pay all expenses in connection with the registration (other than the underwriting commissions or discounts and legal expenses of Philips B.V.). We are not required to effect any requested registration, however, until a period of six months has elapsed from the effective date of the most recent previous registration. On April 16, 2004, Philips exercised its first registration demand right under the registration rights agreement. We completed our initial public offering registering these shares in August 2004.

        In addition to the demand registration rights, if we propose to register any shares of our common stock for public sale under the Securities Act, either for our own account or the account of any other person, Philips B.V. may require that we include some or all of its shares in that registration. We are obligated to pay all of the expenses incurred in connection with the registration (other than the underwriting commissions or discounts and legal expenses of Philips B.V.). The underwriter of an offering of our securities proposed to be made under this provision may limit the number of shares of our stock owned by Philips to be included in the registration under certain circumstances. We are obligated to indemnify Philips and any underwriter, and Philips is obligated to indemnify us, for certain liabilities in connection with offerings conducted under the registration rights agreement.

        Our obligations to register shares of our common stock owned by Philips terminate after the earlier of (i) five years after our initial public offering or (ii) the date at which Philips B.V. is able to sell all registrable securities held by it within a 180 day period in accordance with Rule 144 under the Securities Act.

        Guarantee.    We obtained an irrevocable standby letter of credit with LaSalle Bank N.A. in conjunction with one of our facility leases. The original face amount of $2,000,000 declined annually over seven years until November 30, 2007, which was the end of the facility lease. Philips issued an unconditional and irrevocable guarantee to the bank as the primary obligor, in accordance with our obligations regarding this facility lease. We issued a counter guarantee to Philips in which we agreed to pay a fee of 1.5% per annum of the original $2,000,000 face value amount of the stand-by letter of credit. In 2003, for amounts due during the years 2002 and 2003, we paid $60,000 related to the counter guarantee. The letter of credit, the Philips guarantee and our counter guarantee to Philips were cancelled in 2004 as the beneficiary agreed these were no longer required.

        Deposit Agreements    We entered into a deposit agreement with Philips in May 2002, which was subsequently assigned to our U.S. operating subsidiary. One of our European operating subsidiaries also entered into a deposit agreement with Philips in September 2003. The purpose of these agreements was to optimize the returns on temporary excess cash. These deposits with Philips earned interest at a rate of U.S. LIBOR minus 0.25% for a U.S. Dollar deposit and EURIBOR/EONIA minus 0.25% for euro deposits. Each of these deposit agreements expired upon completion of our initial public offering in August 2004, at which time we invested cash balances in excess of our short-term operational needs in short-term investment grade instruments.

        During 2003 and 2004, we received $268,000 and $256,000, respectively, in interest income related to these deposit agreements.

        Swap Agreement.    On April 22, 2003, we entered into a U.S. dollar/euro currency swap agreement (the "Swap") with Philips to minimize exchange rate exposure between the U.S. dollar and the euro on the expected repayment of an intercompany obligation. The Swap was subsequently assigned to an unaffiliated third party in the third quarter of 2004. Under the terms of the Swap, one of our European subsidiaries makes payments to the other party, which was Philips prior to the assignment of the Swap, in euros in exchange for the U.S. dollar equivalent at a fixed exchange rate of $1.0947 U.S. dollar/euro. The U.S. dollar proceeds obtained under the Swap are utilized to make payments of principal on the intercompany loan. The outstanding principal balance under the intercompany loan was $187,136,000 at April 22, 2003. The Swap has a maturity date of December 22, 2006 and provides for settlement on a monthly basis in proportion to the repayment of the intercompany obligation. As of December 31, 2004, the outstanding intercompany obligation (net of payments) was $87,352,000.

        The intercompany loan bears interest at one-month U.S. LIBOR. The Swap also provides that one of our European subsidiaries will pay interest due in euros on a monthly basis to the other party in exchange for U.S. dollars at the one-month U.S. dollar LIBOR rate.

        Software License.    In October 2004, we licensed certain software to Philips for development purposes and provided consulting services related to this software. We did not receive any license fees or consulting fees in 2004.

        Other Transactions.    We have historically entered into transactions with affiliates of Philips, under which we have received the following:

  •
  software;

  •
  software related consulting services;

  •
  treasury services;

  •
  tax consulting services;

  •
  insurance services that enable us to be covered by Philips' insurance coverage for General Liability, Worker's Compensation, Employer's Liability, Director and Officer, Property Damage/Business Interruption, Crime and Marine Cargo;

  •
  access to Philips' purchasing services program that enables us to buy various goods and services, such as parcel services, fleet services to lease cars, travel arrangements, computer peripherals and software, from third parties at a discount to the standard price as negotiated between Philips and such third parties; and

  •
  a license to use and sublicense certain patents related to our business.

        Total fees incurred for these services of $1,791,000, $1,026,000 and $1,342,000 are included in our operating costs and expenses for the years ended December 31, 2002, 2003 and 2004, respectively. We believe that the terms of these transactions generally have been more favorable than those we could obtain from unaffiliated third parties and have resulted in operating expense savings for us of approximately $2,000,000 to $2,500,000 per year. However, following completion of our initial public offering in August 2004, we are no longer obtaining software, software-related consulting services, treasury services, tax consulting services and insurance from or through Philips. In addition, we ceased participating in certain Philips' purchasing programs following completion of the initial public offering and the remainder by March 31, 2005. To the extent we are unable to obtain goods and services at prices and/or on terms as favorable as those previously provided to us from Philips, we expect that we will incur increased operating expenses in future periods.

        Separation Agreement.    In connection with our initial public offering, we entered into a separation agreement with Philips to terminate those programs and services provided by, or through our relationship with, Philips. These programs and services include the programs and services described above as well as certain insurance programs and policies provided to us. In addition, we have agreed, subject to certain limitations, to provide to Philips various financial and other information of ours in order to enable and assist Philips in any regulatory or other administrative proceeding, to comply with reporting, disclosure and other filing obligations imposed on it, and to conduct its ongoing businesses. We do, however, continue to have a license to use and sublicense certain patents related to our business.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, "Reporting Persons"), to file initial reports of ownership and reports of change of ownership with the SEC. Reporting Persons are additionally required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to us during 2004, all Reporting Persons were in compliance except that (i) one report on Form 4 reporting a grant of restricted stock units and options was not timely filed by Neil Smith, (ii) one report on Form 4 reporting an acquisition of stock was not timely filed by Winston Guillory and (iii) one report on Form 4 reporting the exercise of a call with respect to our stock was not timely filed by Koninklijke Philips Electronics NV.

Audit Committee Report

        The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such Report by specific reference.

        The Audit Committee of the Board of Directors has:

  •
  Reviewed and discussed the audited financial statements with management;

  •
  Discussed with KPMG LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61; and

  •
  Received the written disclosures and the letter from KPMG LLP as required by Independence Standards Board Standard No. 1, and has discussed its independence with KPMG LLP.

        In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee
William Kimsey (Chairman)
Scott D. Miller
Dirk-Jan van Ommeren

Auditors

        The Audit Committee has selected KPMG LLP to be our independent public accountants for our fiscal year ending December 31, 2005. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed for the years ended December 31, 2003 and December 31, 2004 for professional services rendered by KPMG LLP, the Company's principal accountant, for the audit of the Company's annual financial statements and review of financial statements included in the Company's Forms 10-Q or services that are normally provided by the Company's principal accountant in connection with statutory and regulatory filings or engagements for such fiscal years equaled $412,000 and $432,000, respectively.

Audit-Related Fees

        The aggregate fees billed for the years ended December 31, 2003 and December 31, 2004, for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees" above equaled $0 and $306,000, respectively, and consisted of reviews of filings with the Securities and Exchange Commission not included in "Audit Fees" and consultation related to the application of generally accepted accounting principles.

Tax Fees

        The aggregate fees billed for the years ended December 31, 2003 and December 31, 2004 for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning equaled $127,000 and $18,000, respectively, and consisted of assistance in the preparation of tax returns, and general tax research and planning.

All Other Fees

        The aggregate fees billed for the years ended December 31, 2003 and December 31, 2004 for products and services provided by KPMG LLP other than the services reported above under "Audit Fees," "Audit-Related Fees" and "Tax Fees" equaled $16,000 and $5,000, respectively, and consisted of consultation on contracting and human resources issues and accounting research tools.

Pre-Approval Policy

        The Company's Audit Committee Charter provides that the Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Committee prior to the completion of the service. The Committee may also form and delegate authority to sub-committees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. In accordance with the pre-approval policy, the Audit Committee has approved certain specified audit and non-audit services to be provided by KPMG LLP for up to twelve (12) months from the date of the pre-approval. Any additional services to be provided by our independent auditors following such pre-approval requires the additional pre-approval of the Audit Committee.

Stockholder Proposals for the 2006 Annual Meeting

        Stockholders may nominate director candidates and make proposals to be considered at the 2006 Annual Meeting. In accordance with our bylaws, any stockholder nominations of one or more candidates for election as directors at the 2006 Annual Meeting or any other proposal for consideration at the 2006 Annual Meeting must be received by the Secretary of NAVTEQ at the address set forth below, together with certain information specified in our bylaws, not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting (in this case, January 10, 2006 to February 9, 2006); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder must be so received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us.

        In addition to being able to present proposals for consideration at the 2006 Annual Meeting, stockholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2006 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than December 1, 2005, and the stockholder must otherwise comply with applicable SEC requirements and our bylaws.

        The form of proxy issued with our 2006 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2006 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority may not be exercised if the stockholder proponent has given to our Secretary notice of such proposal between January 11, 2006 and February 10, 2006, and certain other conditions provided for in the SEC's rules have been satisfied.

        A copy of the full text of the bylaw provisions discussed above may be obtained on our web site at www.navteq.com under "Corporate Governance—Investor Relations" or by writing to the Secretary of NAVTEQ. All notices and nominations referred to above must be sent to the Secretary of NAVTEQ, at the following address: NAVTEQ Corporation, 222 Merchandise Mart, Suite 900, Chicago, Illinois 60654, Attention: Lawrence M. Kaplan, Senior Vice President, General Counsel and Secretary.

Expenses Relating to this Proxy Solicitation

        We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners.

                      Lawrence M. Kaplan
                       Senior Vice President, General Counsel and Secretary

Appendix A

NAVTEQ Corporation
Charter of the Audit Committee of the Board of Directors

Purpose

        The purpose of the Audit Committee of the Board of Directors is to assist the Board in its oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the independent auditors and the Company's internal audit function.

        The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

Organization

        The Audit Committee shall be comprised of three or more directors as determined by the Board. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC. All members of the Committee shall have an understanding of finance and accounting and be able to read and understand financial statements. The Board will endeavor to have at least one "audit committee financial expert" (as defined by the SEC) to serve on the Committee. At least one member of the Committee shall have accounting or related financial management expertise, which member may also be the audit committee financial expert. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair such director's ability to serve effectively on the Committee.

        The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members shall serve until their successors shall be duly elected and qualified. Committee members may be removed by the Board in its discretion. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. The Committee shall have the authority to delegate any of its responsibilities to subcommittees of the Committee.

Meetings

        The Committee shall meet as often as its members deem necessary to perform its responsibilities, but not less frequently than quarterly. The Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        The Committee should meet privately in executive session at least annually with management, the independent auditors and as a Committee to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee may also meet privately with the senior internal auditor, to the extent it deems necessary and appropriate. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's quarterly financial statements and significant findings based upon the auditors limited review procedures. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or with financial analysts who follow the Company.

Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint or replace the independent auditors (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

        The Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to sub-committees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

        The Committee shall have the resources and authority appropriate, in the Committee's discretion, to discharge its responsibilities and carry out its duties as required by law, including access to all books, records, facilities and personnel of the Company and the authority to engage outside auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants. In addition, by adoption of this charter, the Board has authorized funding for the Committee appropriate, in the Committee's discretion, for the discharge of the Committee's functions and responsibilities, including for payment of (1) compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (2) compensation to any counsel, advisor, expert or consultant employed by the Company, and (3) ordinary administrative expenses of the Committee.

        The Committee shall make regular reports to the Board with respect to its activities, including any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

        The Committee shall produce and provide to the Board of Directors an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board of Directors any improvements to the charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board of Directors may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Financial Statement and Disclosure Matters

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

  1.
  Prior to the filing of the Company's Annual Report on Form 10-K, review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  2.
  Review and discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

  3.
  Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

  4.
  Review and discuss with management and the independent auditors any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

  5.
  Review and discuss with management (including the senior internal audit executive) and the independent auditors the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

  6.
  Review and discuss quarterly reports from the independent auditors on:

    •
    all critical accounting policies and practices to be used;

    •
    all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    •
    other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  7.
  Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

  8.
  Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  9.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  10.
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  11.
  Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Relationship with Independent Auditors

  1.
  The independent auditors are ultimately accountable to the Committee. The Committee shall evaluate the qualifications, performance and independence of the independent auditors, and be directly responsible for appointing, compensating, retaining and overseeing the independent auditors, including, but not limited to, the discharge of auditors when circumstances warrant and resolving any disagreements between management and the independent auditors regarding financial reporting. The Committee shall present the findings of its evaluation of the independent auditors to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

  2.
  On an annual basis, the Committee shall require the independent auditors to submit to the Committee a written report regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company, whether or not such relationships would specifically violate applicable rules regarding independence. The Committee should review and discuss the contents of the report with the independent auditors.

  3.
  The Committee shall review the experience and qualifications of the senior members of the independent auditor team, and ensure the rotation of the audit partners of the independent auditor as required by law. The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis. The Committee shall recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company. The Committee may also review with the independent auditors any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

  4.
  The Committee shall review the independent auditors' audit plan, including scope, staffing, locations, reliance upon management and general audit approach.

  5.
  The Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management and shall consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Oversight of Internal Audit Function

        In connection with its oversight responsibilities, the Committee shall:

  1.
  Approve the appointment or replacement of the senior internal auditor.

  2.
  In consultation with management, the independent accountants and the senior internal auditor, review and approve the plan and scope of internal audit activities.

  3.
  Review internal audit activities, and approve the necessary budget and staffing to complete the planned internal audit activities.

        To the extent the Company engages a third party service provider to perform or assist the internal audit function, the Committee shall have the sole authority to appoint or replace such third party. The Company's independent auditors may not provide this service.

Other Compliance Oversight Responsibilities

  1.
  On an annual basis, the Committee shall review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  2.
  The Committee shall obtain from the independent auditors assurance that Section 10A(b) and Rule 13b2-2(b) under the Exchange Act have not been implicated.

  3.
  The Committee shall establish and maintain procedures for (a) the confidential and anonymous submission by Company personnel of concerns with respect to questionable accounting, internal accounting controls and/or auditing matters, (b) the receipt and retention of complaints received by the Company with respect to accounting, internal accounting controls and/or auditing matters and (c) the treatment of such concerns and complaints.

  4.
  The Committee shall obtain reports from management, the Company's senior internal auditing executive, the Compliance Officer and the independent auditors that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Ethics and Business Conduct. The Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Ethics and Business Conduct.

  5.
  The Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

  6.
  The Committee shall review reports and disclosures of insider and affiliated party transactions.

  7.
  The Committee shall perform any other activities consistent with this charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

        The Committee also may perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deem appropriate.

Limitation of Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

NAVTEQ CORPORATION

Proxy Solicited On Behalf Of The Board Of Directors

        The undersigned, revoking all previous proxies, hereby appoints Judson C. Green and David B. Mullen and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of NAVTEQ Corporation to be held on May 11, 2005, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        If you would like to vote via the Internet, you may vote at the following web address: http://www.computershare.com/us/proxy.

Please date and sign our Proxy on the reverse side and return it promptly.

ADMISSION TICKET

2005 Annual Meeting of Stockholders

Wednesday, May 11, 2005

9:00 a.m. Central Daylight Time

The meeting will be held at:
Holiday Inn Chicago Mart Plaza, Brio Ballroom, 15th Floor
350 North Orleans Street
Chicago, Illinois 60654.

PHOTO IDENTIFICATION WILL BE REQUIRED

        This is your admission ticket to the annual meeting. This ticket admits only the stockholder(s) listed on the reverse side of this card and is not transferable.

Proxy—NAVTEQ CORPORATION

A Election of Directors:

The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01—Richard J. A. de Lange	☐	☐
02—Christopher Galvin	☐	☐
03—Judson C. Green	☐	☐
04—Wilhelmus C. M. Groenhuysen	☐	☐
05—William Kimsey	☐	☐
06—Scott D. Miller	☐	☐
07—Dirk-Jan van Ommeren	☐	☐

Please mark this box if you plan to attend this meeting: ☐

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

Signature 1—Please keep signature within the box

Signature 2—Please keep signature within the box

Date (mm/dd/yyyy)

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NAVTEQ CORPORATION 222 Merchandise Mart, Suite 900 Chicago, Illinois 60654 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 11, 2005 9 a.m. Central Daylight Time
NAVTEQ CORPORATION 222 Merchandise Mart, Suite 900 Chicago, Illinois 60654 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To be held on Wednesday, May 11, 2005 INFORMATION CONCERNING VOTING AND SOLICITATION
PROPOSAL NO. 1—ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF NAVTEQ
EXECUTIVE COMPENSATION
Summary Compensation Table
RELATED PARTY TRANSACTIONS
OTHER MATTERS
Annual Meeting Proxy Card NAVTEQ CORPORATION Proxy Solicited On Behalf Of The Board Of Directors